UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2000

Date of Report (Date of earliest event reported)

NORTH SHORE GAS COMPANY

(Exact name of registrant as specified in its charter)

Illinois	2-35965	36-1558720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

North Shore Gas Company ("North Shore Gas") announced that it will inspect for mercury contamination the premises of approximately 55,000 small-volume customers (predominantly homes) in those areas of its service territory in Northeastern Illinois where gas pressure regulators containing mercury could have been used. As of September 25, 2000, low levels of mercury have been found at five of the premises.

North Shore Gas is also inspecting for mercury contamination approximately 350 large-volume gas customer locations where mercury-containing equipment could have been used in the past, such as industrial and commercial businesses, schools and hospitals. As of September 25, 2000, combined visual and instrument inspections of these locations has revealed mercury at one such location.

In each case where mercury contamination is found, North Shore Gas will clean up the mercury. North Shore Gas continues to investigate its use of any mercury-containing equipment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTH SHORE GAS COMPANY
(Registrant)

September 27, 2000	By: /s/ J. M. LUEBBERS
(Date)	J. M. Luebbers
Chief Financial Officer and Controller